UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2007

(Date of Report: Date of earliest event reported)

Reflect Scientific, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West, Orem, Utah 84058

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 226-4100

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2007, Reflect Scientific, Inc appointed David S. Strate, CPA as its Chief Financial Officer with responsibilities over the Company’s accounting and SEC reporting.  Mr. Strate has been working as a CPA in public practice for over 14 years with an emphasis on public company auditing and review.  Mr. Strate was previously employed by HJ & Associates, LLC in Salt Lake City, Utah.  HJ & Associates, LLC is a certified public accounting firm.  Mr. Strate was employed by HJ & Associates, LLC from August 2000 to September 2007.  Prior to joining HJ & Associates, LLC, Mr. Strate was employed by Radiators, Inc., a regional wholesaler, as its corporate controller.  Mr. Strate received his BA degree in accounting from the University of Utah.  Mr. Strate is 44 years old.  Mr. Strate does not have an employment contract.  Mr. Strate has not entered into any transactions with the Company prior to his employment with the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Reflect Scientific, Inc.

By: /s/Kim Boyce

Date: October 1, 2007                                                          Kim Boyce, Chief Executive Officer